                                                                   EXHIBIT 10.6
                  * 1400 65th STREET, EMERYVILLE, CALIFORNIA *

                         * OFFICE BUILDING NET LEASE *

                            BASIC LEASE INFORMATION


DATE OF LEASE:           May 20, 1999

LANDLORD:                BEP-EMERYVILLE, L.P.

LANDLORD'S ADDRESS:      c/o Ellis Partners, Inc.
                         433 California Street, Suite 610
                         San Francisco, California 94104
                         Attention: James F. Ellis

TENANT:                  REEL.COM, INC.

TENANT'S ADDRESS:        1400 65th Street
                         Emeryville, California 94608
                         Attn: Jeff Jordan, President

BUILDING:                1400 65th Street, Emeryville, California

LEASED PREMISES:         Approximately 19,361 rentable square feet on the
                         second (2nd) floor of the Building.

RENTABLE AREA:           Approximately 19,361 rentable square feet

SCHEDULED TERM
COMMENCEMENT DATE:       October 1, 1999

SCHEDULED TERM
EXPIRATION DATE:         February 28, 2005

OPTION TO EXTEND:

     Number of Extension Periods: One(1)
     Years per Extension Period: Five(5)

BASE RENT(NNN):          For months 1 and 2 - none. For months 3 - $0.775 per
                         rentable square foot of Rentable Area. For months
                         4 - 12 $1.55 per rentable square foot of
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                          Rentable Area per month. Beginning in the second (2nd)
                          year of the Lease, Base Rent shall increase three percent (3%) annually (such increase shall include any extension of the term of this Lease).

TENANT'S PROPORTIONATE
SHARE:                    approximately 12.91%

PARKING SPACES:           Sixty (60) spaces

SECURITY DEPOSIT:         None

GUARANTOR:                Hollywood Entertainment Corporation, an Oregon
                          corporation

LANDLORD'S BROKER:        CB Richard Ellis

TENANT'S BROKER:          CB Richard Ellis
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                           OFFICE BUILDING NET LEASE

     THIS LEASE, made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet ("Landlord") and the tenant specified in the BASIC LEASE INFORMATION sheet ("Tenant").

                                   ARTICLE 1.

                                  DEFINITIONS

     1.01.     DEFINITIONS: Terms used herein shall have the following meanings:

     1.02. "ADDITIONAL RENT" shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Net Rent.

     1.03. "BASE RENT" shall mean the sums due from time to time as rental for the Leased Premises as set forth in the Basic Lease Provisions.

     1.04.     "BASIC OPERATING COST" shall have the meaning given in Section
3.05.

     1.05. "BUILDING" shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet.

     1.06. "BUILDING STANDARD IMPROVEMENTS" shall mean the standard materials ordinarily used by Landlord in the improvement of the Leased Premises.

     1.07. "COMMON AREAS" shall mean (a) the areas on individual floors of the Building devoted to non-exclusive uses such as common corridors, lobbies, fire vestibules, elevator foyers, stairways, elevators, electric and telephone closets, restrooms, mechanical closets, janitor closets and other similar facilities for the benefit of all tenants (and invitees) on the particular floor and other floors and (b) other areas of the Project available for the use and benefit of all tenants (and invitees).

     1.08. "COMPUTATION YEAR" shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term, commencing in the Base Year and continuing through the Term with a short or stub fiscal year in (i) the Base Year for the period between the Term Commencement Date and December 31 of such year and (ii) any partial fiscal year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

     1.09. "LANDLORD'S BROKER" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

     1.10. "LANDLORD'S CONTRIBUTION" shall have the meaning given in EXHIBIT B.

     1.11. "LANDLORD'S IMPROVEMENTS" shall mean the improvements to the Leased Premises to be installed at Landlord's expense and paid for with Landlord's Contribution pursuant to EXHIBIT B attached hereto.


                                       1

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     1.12.     "LEASED PREMISES" shall mean the floor area more particularly shown on the floor plan attached hereto as EXHIBIT A, containing the Rentable Area (as such term is defined in Section 1.18 below) specified on the Basic Lease Information sheet.

     1.13. "NET RENT" shall mean the total of Base Rent and Tenant's Proportionate Share of Basic Operating Cost.

     1.14. "PERMITTED USE" shall mean general office, and any other related lawful use; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses.

     1.15. "PROJECT" shall mean the Building situated at 1400 65th Street, Emeryville California, the parking areas affiliated therewith, and the real property on which the Building and the parking areas are located.

     1.16.     "RENT" shall mean Net Rent plus Additional Rent.

     1.17. "RENTABLE AREA" shall mean the area or areas of space in the Building determined in accordance with the Standard Method for Measuring Floor Area in Office Buildings as most recently published by the Building Owners and Managers Association International and including a proportionate allocation of the square footage of the Building's elevator and mechanical equipment areas, telephone and electrical rooms, janitorial service areas, public lobbies and corridors, which method of measurement shall be subject to reasonable revision by Landlord from time to time. The Rentable Area of the Leased Premises has been calculated on the basis of the foregoing definition and is agreed for all purposes of this Lease to be the amount stated on the Basic Lease Information sheet, subject to remeasurement by Landlord only in the event of a change in method of measurement for the Building or the Project as hereinabove provided.

     1.18. "SECURITY DEPOSIT" shall mean the amount specified on the Basic Lease Information sheet to be paid by Tenant to Landlord and held and applied pursuant to Section 5.14.

     1.19. "SUBSTANTIAL COMPLETION" shall mean (and the Leased Premises shall be deemed "Substantially Complete") when (i) installation of Landlord's Improvements (and any Tenant Extra Improvements installed by Landlord's contractor, or, if permitted by Landlord, any Tenant Extra Improvements installed by Tenant's contractor within the time schedule established by Landlord's contractor or consultant for performance of such work) has occurred;
(ii) Tenant has direct access from the street to the elevator lobby on the floor (or floors) where the Leased Premises are located; (iii) basic services (as described in Section 4.01) are available to the Leased Premises; (iv) Landlord's architect has issued a certificate of Substantial Completion with respect to the Leased Premises; and (v) a certificate of occupancy or its equivalent or a temporary occupancy permit for the Leased Premises has been issued by appropriate governmental authorities. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" items or similar corrective work unless such punchlist items materially adversely interfere with Tenant's operation of its business in the Leased Premises.

     1.20. "TENANT EXTRA IMPROVEMENTS" shall mean the improvements to the Leased Premises approved by Landlord and to be installed at Tenant's expense pursuant to EXHIBIT B, if any.

     1.21. "TENANT IMPROVEMENTS" shall mean the Landlord's Improvements and the Tenant Extra Improvements (if any) installed or to be installed for Tenant pursuant to EXHIBIT B.


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
     1.22. "TENANT'S BROKER" shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

     1.23. "TENANT'S PHYSICAL POSSESSION DATE" shall mean September 1, 1999 or thirty (30) days prior to the Term Commencement Date, whichever is later.

     1.24. "TENANT'S PROPORTIONATE SHARE" is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Project, subject to adjustment in the event of the remeasurement of the Building or the Project as permitted under Section 1.17 above.

     1.25. "TERM" shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

     1.26. "TERM COMMENCEMENT DATE" shall mean the date when the Term commences as determined pursuant to Section 3.01 hereof.

     1.27. "TERM EXPIRATION DATE" shall mean the date when the Term shall end as determined pursuant to Section 3.01 hereof, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.01.

     1.28. OTHER TERMS. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.

                                   ARTICLE 2.

                                LEASED PREMISES

     2.01. LEASE. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

     2.02. ACCEPTANCE OF LEASED PREMISES. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord's Broker and Tenant's Broker, if any, to satisfy itself with respect to the condition of the Leased Premises (including, without limitation, the HVAC, electrical, plumbing and other mechanical installations, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Leased Premises for Tenant's intended use; (b) prior to Tenant's Physical Possession Date Tenant shall make such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant's occupancy of the Leased Premises and the term of this Lease; and (c) neither Landlord nor Landlord's Broker nor any of Landlord's agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Leased Premises other than as may be specifically set forth in this Lease. Tenant accepts the Leased Premises in its AS IS condition existing on Tenant's Physical Possession Date, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor Landlord's Broker nor any of Landlord's agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the routine maintenance and janitorial work specified herein and except as may be expressly set forth in EXHIBIT B.

     2.03.  RIGHT TO RELOCATE LEASED PREMISES. [Intentionally Deleted].

     2.04. RESERVATION OF RIGHTS. Landlord reserves the right from time to time, so long as reasonable access and basic services to the Leased Premises remain available and Landlord does not unreasonably interfere with Tenant's business, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and to do and perform such other acts and make such other changes in, to or with respect to the Building or the Project (including without limitation with respect to the driveways, parking areas, walkways and entrances to the Project) as Landlord may, in the exercise of sound business judgment, deem to be appropriate provided such acts or changes do not materially adversely affect Tenant's parking or access to the Project. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas so long as reasonable access to the Leased Premises remains available.

                                   ARTICLE 3.

                               TERM, USE AND RENT

     3.01. TERM. Except as otherwise provided in this Lease, the Term shall commence on the Scheduled Term Commencement Date, and shall continue in full force for the Term. If the Leased Premises are not Substantially Complete by the Scheduled Term Commencement Date for any reason, Landlord shall not be subject to any claims, damages or liabilities by reason thereof, but (i) the Term Commencement Date shall become January 1, 2000 and (ii) the Term
Expiration Date shall be May 31, 2005. Notwithstanding any other provision of this Lease to the contrary, if possession of the Leased Premises is not delivered to Tenant within one hundred fifty (150) days after the Scheduled
Term Commencement Date, excluding from such tally (x) each day of Tenant Delay and (y) each day of delay caused by factors entirely beyond the reasonable control of Landlord, then Tenant may, at its option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease in which event neither Landlord nor Tenant shall have any further obligations hereunder. If written notice of cancellation is not received by Landlord within such ten
(10)-day period, Tenant's right to cancel this Lease shall terminate and be of no further force or effect. When the Term Commencement Date and the Term Expiration Date have been ascertained, the parties shall promptly execute a Confirmation of Term of Lease substantially in the form attached as EXHIBIT C. Tenant shall be given physical possession of the Leased Premises on the Tenant's Physical Possession Date in order for Tenant to install furniture, equipment, cabling and fixtures, and to otherwise prepare the Leased Premises for occupancy. From the Tenant's Physical Possession Date through the Term Commencement Date, Tenant shall be subject to all of the covenants in this Lease, except that Tenant shall not be obligated to pay Rent. Tenant's obligation to pay Rent shall commence in accordance with Section 3.03 below. Notwithstanding any other provision of this Lease to the contrary, if the Leased Premises are not Substantially Complete by the Scheduled Term Commencement Date, and if Tenant is required to pay Hold-Over Fees (as defined below), the amount of such Hold-Over Fees shall be credited against Tenant's obligation to pay Rent and Rent shall be abated to the extent of the Hold-Over Fees. "Hold-Over Fees" shall mean the amount of monthly base rent paid by Tenant at 1250 45th Street, Emeryville, California (the "Current Premises") which exceeds the amount of monthly base rent paid by Tenant during September 1999 at the Current Premises, if any, from the Scheduled Term Commencement Date until the Term Commencement Date (for example, if Tenant's base rent at the Current Premises for September 1999 is $100.00 and because of its hold-over, its base rent for October 1999 increases to $150.00, the Hold-Over Fee shall be $50.00 for October 1999 and each month thereafter until the Term Commencement Date).

     3.02. USE. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose, except as permitted by Landlord pursuant to Landlord's written consent, which consent will not be unreasonably withheld. It shall not be deemed unreasonable for Landlord to withhold its consent to a proposed change of use if the proposed use is one set forth in Section 1.14(a) through (e).



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The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

                                   "LANDLORD"

                                   BEP-EMERYVILLE, L.P.,
                                   a Delaware limited partnership

                                   By: EPI Investors 103 LLC,
                                       a California limited liability company
                                       Its: General Partner

                                   By: Ellis Partners, Inc.,
                                       a California corporation
                                       Its: Managing Member

                                   By: /s/ JAMES F. ELLIS
                                       --------------------------------------
                                   Typed Name: JAMES E. ELLIS
                                               ------------------------------
                                   Title: Vice President
                                          -----------------------------------


                                   "TENANT":

                                   REEL.COM, INC., a Delaware corporation

                                   By: /s/ [Signature Illegible]
                                       --------------------------------------
                                   Typed Name: [Name Illegible]
                                               ------------------------------
                                   Title: [Illegible]
                                          -----------------------------------

      3.03. BASE RENT.

            (a) Tenant shall pay the Base Rent to Landlord in accordance with the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Base Rent for the fourth (4th) month of the Term upon execution of this Lease which shall be credited towards Tenant's Base Rent for the fourth
(4th) month of the Term. Commencing with the first day of the third (3rd) calendar month of the Term, Tenant shall pay the Net Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.04 below, Tenant's Proportionate Share of Basic Operating Cost) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord's address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof. Tenant shall not have to pay (i) Base Rent for the first (1st) and second (2nd) months of the Term, and (ii) Tenant's Proportionate Share of Basic Operating Cost for the first (1st) month of the Term.

            (b) If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Net Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

      3.04. TENANT'S PROPORTIONATE SHARE OF BASIC OPERATING COST.

            (a) Commencing on the second (2nd) month of the Term and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of the Basic Operating Cost attributable to each Computation Year. For the 2000 Computation Year through the remainder of the Term, if Tenant's Proportionate Share of Basic Operating Cost increases by more than four percent (4%) from the previous Computation Year, then the following provisions shall apply: (i) Tenant shall pay Tenant's Proportionate Share of all Basic Operating Costs increases for items that increased due to conditions beyond Landlord's reasonable control; and (ii) Tenant shall pay Tenant's Proportionate Share of all other Basic Operating Costs increases up to the four percent (4%) ceiling. As used in clause (i) of the proceeding sentence, conditions beyond Landlord's reasonable control shall include, but are not limited to, increases in or due to the costs of utilities, insurance, damages caused by weather or acts of God, and governmental action (including increases to real property taxes). Attached hereto as EXHIBIT E is Landlord's estimated budget for Basic Operating Costs for the 1999 Computation Year (the "Estimated Budget"). The Estimated Budget has been developed by Landlord in consultation with Landlord's consultants for the Project (including Landlord's property manager). Landlord does not represent, warrant or guarantee to Tenant that the Basic Operating Costs will be in the amounts set forth in the Estimated Budget. The Estimated Budget is merely intended to be Landlord's reasonable estimate, based upon the information presently available to Landlord, of the Basic Operating Costs for the Project. Landlord recently acquired ownership of the Project and, accordingly, Landlord has limited operating history with respect to the Project and the development of the Estimated Budget. Tenant acknowledges and agrees to the foregoing limitations with respect to the Estimated Budget.

            (b)   During the first Computation Year, commencing on the second
(2nd) month of the Term, on or before the first day of each month thereafter, during such Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord's estimate of the amount payable by Tenant under Section 3.04(a) as set forth in Landlord's written notice to Tenant delivered on or before the Term Commencement Date. During the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall



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give Tenant notice of Landlord's estimate of the amount payable by Tenant under
Section 3.04(a) for the following Computation Year. Subject to Section 3.04(a), on or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant's payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under Section 3.04(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by not less than ten (10) business days' notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

            (c) Following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 3.04(a) for such Computation Year prepared by Landlord's agent. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no event of default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Net Rent falling due under this lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement. If, within sixty (60) days of Tenant's receipt of Landlord's statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord's statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord's, or at Landlord's election at Landlord's property manager's, place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit. Tenant shall have the right to make copies of such books and records at Tenant's sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant's audit (including fees of Tenant's auditor). Within five (5) business days of completion of the audit, if Tenant desires to challenge Landlord's statement, then Tenant shall provide Landlord with a copy of Tenant's auditor's report. Within thirty (30) days of Landlord's receipt of Tenant's auditor's report, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant's auditor's report. Landlord's failure to respond shall be deemed to constitute a disagreement with the Tenant's auditor's report. After Landlord's notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant's auditor's report. In the event such audit reveals a discrepancy in Tenant's favor, and Landlord agrees with the conclusions of Tenant's auditor, then Landlord shall credit the amount of such discrepancy to the next payment(s) of Net Rent falling due under this Lease. In the event such audit reveals a discrepancy in Landlord's favor, Tenant shall pay the amount of the discrepancy to Landlord within ten (10) business days of completion of the audit. If the discrepancy in Tenant's favor, as agreed to by Landlord, or determined by the arbitrator, is greater than five percent (5%) of Tenant's Proportionate Share of Basic Operating Cost paid by Tenant for the Computation Year being audited, Landlord shall reimburse Tenant for all reasonable costs and expenses associated with Tenant's audit (including fees of Tenant's auditor). Any such audit may only be conducted by an independent nationally recognized accounting firm or a nationally recognized real estate management or consulting firm. The failure of Tenant to notify Landlord that Tenant desires an audit within sixty (60) days of Tenant's receipt of Landlord's statement under this Section 3.04(c) shall constitute an acceptance by Tenant of Landlord's statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this Section 3.04(c), then such audit and the Tenant's auditor's report must be completed within thirty (30) days of Tenant's notice to Landlord of Tenant's desire to audit. Failure of Tenant to complete the audit within such thirty (30) day period shall constitute an acceptance by Tenant of Landlord's statement for such Computation Year. The respective obligations of Landlord and Tenant under this Section 3.04(c) shall survive the Term Expiration

Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant's Proportionate Share of Basic Operating Cost pursuant to this Section 3.04(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

     (d) Landlord shall have the same remedies for a default in the payment of Tenant's Proportionate Share of Basic Operating Cost as for a default in the payment of Base Rent.

     (e) If the parties cannot agree on the results of Tenant's audit within sixty (60) days following delivery of Tenant's auditors report to Landlord, then either party may commence arbitration with respect to the matters disputed in Tenant's audit by notice to the other party ("Arbitration Notice"). The failure of Tenant to provide an Arbitration Notice within one hundred twenty (120) days of Tenant's delivery of the Tenant's auditor's report to Landlord shall constitute a waiver by Tenant of its right to arbitrate hereunder, and except for such adjustments as have been agreed to by Landlord, Landlord's statement provided under Section 3.04(c) shall be conclusive and binding to Tenant. Within thirty (30) days of the Arbitration Notice, Landlord and Tenant shall jointly select an arbitrator, who shall be unaffiliated in any manner with either Landlord or Tenant and shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to the disputed matters prior to the appointment. The determination of the arbitrator shall be limited solely to issues raised by Tenant's auditor's report or by Landlord's response to Tenant's auditor's report. Such arbitrator may hold hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator and the other party may submit a reply in writing within five (5) business days after receipt of such data and additional information. The arbitrator shall conduct such evidentiary hearings as the arbitrator deems necessary or appropriate.

          (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to the disputed matters in Tenant's auditor's report, and shall notify Landlord and Tenant of such determination.

          (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

          (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

          (4) If Landlord and Tenant fail to agree upon other matters relating to the arbitration, then the rules of the American Arbitration Association shall govern such arbitration.

          (5) The cost of arbitration shall be paid by the substantially unsuccessful party. As used herein, Landlord shall only be deemed to be the substantially unsuccessful party if the discrepancy in Tenant's favor is greater than five percent (5%) of Tenant's Proportionate Share of Basic Operating Cost paid by Tenant for the Computation Year being audited.

          (6)  [intentionally deleted]

          (7) Judgment upon the award rendered by the arbitrator may be entered by either party into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.


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
       3.05.  BASIC OPERATING COST.

              (a)   Basic Operating Cost shall mean all expenses and costs
(but not specific costs which are separately billed to and paid by particular tenants of the Project of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, preservation and operation of the Project and its supporting facilities directly servicing the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                    (1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, to the extent such charges are directly allocable to services rendered by the employees and personnel for the benefit of the Project (but specifically excluding any administrative position above Property Manager).

                    (2) Costs of Landlord's office (including the property management office) and office operation in the Project, as well as the costs of operation of a room for delivery and distribution of mail to tenants of the Building not to exceed 10% of the Basic Operating Costs.

                    (3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair and preservation of the Project.

                    (4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating, air conditioning and ventilating the entire Project.

                    (5) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm and/or security service, window cleaning, elevator maintenance, sidewalks, landscaping, Building exterior and service areas.

                    (6) A management cost recovery in an amount not to exceed five percent (5%) of all Rent (excluding such management cost recovery) derived from the Project.

                    (7) Legal and accounting services for the Project, including the costs of audits by certified public accountants; provided, however, that legal expenses shall not include the cost of lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant.

                    (8) All insurance costs, including, but not limited to, the cost of all risk property and liability coverage and rental income and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith, as well as commercially reasonable deductible amounts applicable to such insurance; provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance.

                    (9) Repairs, replacements and general maintenance (except for repairs paid by proceeds of insurance or by Tenant or other tenants of the Project or third parties, and alterations attributable solely to tenants of the Project other than Tenant).

                    (10) All real estate of personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except;
(i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord's personal or corporate income, gift or franchise taxes.

               (11) Amortization (together with reasonable financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date which are designed to improve the operating efficiency of the Project, or which may be required by governmental authorities, including those improvements required for energy conservation and for the benefit of individuals with disabilities ("ADA Improvements") or for energy conservation.

          (b) With respect to subsection 3.05(a)(11) above, to the best of Landlord's knowledge, the Project is in compliance with the Americans with Disabilities Act ("ADA"). ADA Improvements, as defined in subsection 3.05(a)(11) above, includes ADA compliance work in any part of the Project required by governmental authorities due to changes in law, rules or regulations after the date of this Lease. ADA Improvements, for the purposes of
Section 3.05(a)(11), shall not include any ADA compliance work in other tenant's spaces in the Project which is triggered by virtue of tenant improvement work in such space. Tenant shall not be responsible for the cost of improvements for ADA compliance work triggered by multi-tenanting of the Building. Tenant shall be responsible for one hundred percent (100%) of the cost of ADA compliance work triggered by the Tenant Improvements (or any subsequent alterations or additions made by Tenant). Tenant shall promptly reimburse Landlord for any costs incurred by Landlord with respect thereto.

          (c) In the event any of the Basic Operating Costs are not allocable solely to the Building, or are not provided on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord's reasonable discretion, to the relevant cost allocations to the Building and Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

          (d) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Cost for such year so that Basic Operating Cost shall be computed as though the Project had been 95% occupied during such year provided however in no event shall Tenant be obligated to pay more than its share of actual Basic Operating Costs.

          (e)  The following items shall be excluded from Basic Operating Costs:
(i) depreciation on the Building and the Project; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Project tenants or alleged defaults with other Project tenants; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Section 3.05(a), including, without limitation, Section 3.05(a)(11)); the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building or Project to be demised to tenants; (vii) advertising expenses relating to vacant space;
(viii) real estate brokers' or other leasing commissions; (ix) costs due to Landlord's default under this Lease, and/or costs due to the negligence or willful misconduct of Landlord, its employees, agents, contractors, and assigns; or (x) costs or expenses of a partnership, or other entity, which constitutes Landlord not directly related to the Project (such as accounting fees, tax returns and income taxes of such entity), expenses incurred by Landlord not directly related to the land, the Project, and/or its operations including, without limitation, compensation paid to officers, executives or partners of Landlord.

                                   ARTICLE 4.
                              LANDLORD'S COVENANTS

    4.01. BASIC SERVICES. Landlord shall operate the Project to a standard of quality consistent with that of other similar-class office projects in the immediate geographical areas, and, subject to Tenant's obligation to pay Tenant's Proportionate Share of Basic Operating Cost, Landlord shall:

        (a) Administer improvement of the Leased Premises in accordance with EXHIBIT B (if any).

        (b) Furnish Tenant during Tenant's occupancy of the Leased Premises the following basic services:

            (i) Hot and cold water at those points of supply provided for general use of other tenants in the Project; central heat and air conditioning in season, during the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17 and at such temperatures and in such amounts as are considered by Landlord to be standard for the comfortable use and occupancy of the Leased Premises or, in all events, as may be permitted or controlled by applicable laws, ordinances, rules and regulations.

           (ii) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project in the manner and to the extent reasonably deemed by Landlord to be standard.

          (iii) Janitorial service on a five (5) day per week basis, excluding holidays.

           (iv) Electric lighting service throughout the Leased Premises and electrical facilities to provide sufficient power for standard size personal computers and other standard office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of Building Standard Improvements, and any other item of electrical equipment which consumes electricity in amounts in excess of standard office equipment. Electric power shall be separately metered at Tenant's expense (or as a cost deducted from the Landlord's Contribution for Tenant Improvements).

            (v) Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.

           (iv) Public and handicap elevator service serving the floors on which the Leased Premises are situated, including freight elevator service when prearranged with Landlord, subject to such rules and regulations as Landlord shall promulgate from time to time.

        (c) Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the active gross negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.12 be or become liable for any default of Landlord under this Section 4.01(c).

     4.02. EXTRA SERVICES. Landlord shall provide to Tenant at Tenant's sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:

               (a) Such extra cleaning and janitorial services required if Tenant Improvements necessitate extra cleaning efforts or are not consistent in quality and quantity with Building Standard Improvements;

               (b) Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment, facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements, when prearranged with Landlord;

               (c) Heating, ventilation, air conditioning or extra electrical service provided by Landlord to Tenant (i) during hours other than the Building hours of operation specified in the rules and regulations for the Project adopted pursuant to Section 5.17, which shall provide for Building hours of operation of 7:00 A.M. to 6:00 P.M., Monday through Friday (excluding holidays) and from 8:00 A.M. to 1:00 P.M. on Saturday, or (ii) on Saturdays after 1:00 P.M., Sundays, or holidays, all said heating, ventilation and air conditioning or extra electrical service to be furnished solely upon the prior written request of Tenant submitted during business hours to Landlord at least 24 hours in advance of the time such service is needed, or pursuant to such other procedures as may be established from time to time by Landlord for the Building or the Project;

               (d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed by Landlord as part of the Tenant Improvements);

               (e) Repair and maintenance service which is the obligation of Tenant under this Lease;

               (f) Repair, maintenance or janitorial service to the Leased Premises, the Common Areas or the Project parking area which is required as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or licensees; and

               (g) Any basic service in amounts determined by Landlord to exceed the amounts required to be provided under Section 4.01(b), but only if Landlord elects to provide such additional or excess service.

               For the purposes of this Section 4.02, if, in Landlord's reasonable opinion, Tenant's use of electrical and/or water service at the Leased Premises is excessive, Landlord may install a separate meter(s) at the Leased Premises to measure the amount of electricity and/or water consumed by Tenant therein. The cost of such installation and of such excess electricity and/or water (at the rates charged for such services by the local public utility) shall be paid by Tenant to Landlord upon receipt by Tenant of a bill therefor.

               The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include a management fee payable to Landlord of ten percent (10%). Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

     4.03. WINDOW COVERINGS. All window coverings for the Leased Premises shall be those provided by Landlord as Building Standard Improvements. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes other than those supplied by Landlord on any exterior window without Landlord's prior written approval, which Landlord shall have the right to grant or withhold in its absolute and sole discretion.

     4.04. GRAPHICS AND SIGNAGE. Landlord shall provide identification of Tenant's name and suite numerals (i) on a building directory in the Building lobby and (ii) at the main entrance door to the Leased Premises. Landlord reserves the right to exclude any other names from the building directory. All signs, notices, advertisements and graphics of every kind or character, visible in or from the Common Areas or the exterior of the Leased Premises shall be subject to Landlord's prior written approval, which landlord shall have the right to withhold in its absolute and sole discretion. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement. All approved signs, notices, advertisements or graphics shall be printed, affixed or inscribed at Tenant's expense by a person selected by Landlord. Landlord shall be entitled to revise the Project graphics and signage standards at any time.

     4.05. TENANT EXTRA IMPROVEMENTS. All Tenant Extra Improvements (if any) shall be installed at Tenant's cost, such installation to be made and paid for pursuant to the provisions of EXHIBIT B. For purposes hereof, "costs" shall include, without limitation, all building permit fees for Tenant Extra Improvements (not already included in the permit fees paid with respect to the Landlord's Improvements); payments to architects, engineers and other design consultants for services and disbursements; and such inspection fees as landlord may incur. Landlord shall not seek the benefits of depreciation deductions or income tax credit allowances for federal or state income tax reporting purposes with respect to any Tenant Extra Improvements for which Tenant has fully reimbursed Landlord under this Section 4.05.

     4.06.  REPAIR OBLIGATION. Subject to Tenant's obligations under Section
3.04 to pay Tenant's Proportionate Share of Basic Operating Cost, Landlord's obligation with respect to maintenance and repair shall be limited to (i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the roof; (iv) mechanical (including the HVAC system), electrical, plumbing and life safety systems; (v) the Common Areas; (vi) the Project parking area; and (vii) landscaped areas (if any). However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform in a timely and efficient manner after ten (10) days prior written notice from Landlord. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to ten percent (10%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect other extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs.

     4.07. PEACEFUL ENJOYMENT. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant's covenants and agreements herein contained, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage, ground lease or other agreement to which this Lease may be subordinate. This covenant and other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord's interest hereunder.

                                   ARTICLE 5.
                               TENANT'S COVENANTS

     5.01. PAYMENTS BY TENANT. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.08. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several.

     5.02. TENANT IMPROVEMENTS. The Tenant Improvements shall be installed and constructed by Landlord pursuant to EXHIBIT B. All Landlord's Improvements shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise. All Tenant Extra Improvements installed pursuant to
Section 4.05 (if any) shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon termination of this Lease by lapse of time or otherwise, subject to Landlord's right to require their removal in the same manner as provided in Section 5.07.

     5.03. TAXES ON PERSONAL PROPERTY AND TENANT EXTRA IMPROVEMENTS. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Basic Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant's personal property, on the value of its Tenant Extra Improvements (if any) and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

     5.04. REPAIRS BY TENANT. Subject to Landlord's repair obligations set forth in Section 4.06, Tenant shall be obligated to maintain and repair the interior, non-structural Leased Premises, to keep the same at all times in good order, condition and repair, and upon expiration of the Term, to surrender the same to Landlord in the same condition as on the Term Commencement Date, reasonable wear and tear, and taking by condemnation excepted. Tenant's obligations shall include, without limitation, the obligation to maintain and repair all walls, floor coverings, ceilings and fixtures and to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant's expressed or implied permission. At the request of Tenant, Landlord shall perform the work of maintenance and repair constituting Tenant's obligation under this Section 5.04 at Tenant's sole cost and expense and as an extra service to be rendered pursuant to Section 4.02(e). Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors reasonably approved by Landlord and in accordance with procedures Landlord shall from time to time establish. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building's mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises.

     5.05. WASTE. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.

     5.06. ASSIGNMENT OR SUBLEASE.

          (a) Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively "Assign") or sublet all or any part of Tenant's interest in this Lease or in the Leased Premises without Landlord's prior written consent given under and subject to the terms of this Section 5.06.

        (b) If Tenant desires to Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such intent. Tenant's notice shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant's notice) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

        (c) Landlord shall have a period of twenty (20) days following such interview and receipt of such additional information (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that Landlord elects either to permit Tenant to Assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its absolute and sole discretion, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not (x) already a tenant in the Building or (y) a party with whom Landlord has been discussing the leasing of space in the Building.

        (d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $250.00 and shall reimburse Landlord for Landlord's reasonable attorneys' fees (not to exceed $750.00) incurred in connection therewith. All such fees shall be deemed Additional Rent under this Lease.

        (e) Any rent realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of the reasonable cost of Tenant Extra Improvements for which Tenant has paid and reasonable subletting and assignment costs, shall be divided and paid as follows: fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; provided, however, that if Tenant is in default hereunder beyond any applicable cure period, Landlord shall be entitled to all such excess rent. Notwithstanding anything herein to the contrary, Tenant shall not be required to pay Landlord any consideration received by Tenant for the sale or transfer of Tenant's business, assets, and/or stock.

        (f) In any subletting undertaken by Tenant, Tenant shall diligently seek to obtain not less than fair market rent for the space to sublet. In any assignment of this Lease in whole or in part, Tenant shall seek to obtain from the assignee consideration reflecting a value of not less than fair market rent for the space subject to such assignment.

        (g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant.

        (h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting which conflicts with the provisions hereof shall be void and, at Landlord's option, shall constitute a default under this Lease.

          (i) The sale or exchange of Tenant's stock in a public offering and the subsequent sale of Tenant's stock on a nationally recognized or in NASDAQ, a change in ownership of Tenant as a result of a merger, consolidation, reorganization, joint venture, the exchange of stock between Tenant's parent company and a subsidiary or between subsidiaries or the ale of all or substantially all of Tenant's stock or the sale of all or substantially all of Tenant's assets shall not be considered an Assignment under this Section. Tenant shall not be required to obtain Landlord's consent and Landlord shall have no right to delay, alter or impede any of the foregoing transactions or combinations thereof.

     5.07. ALTERATIONS, ADDITIONS AND IMPROVEMENTS.

          (a) Tenant shall not make or allow to be made any alterations or additions in or to the Leased Premises without first obtaining the written consent of Landlord. Landlord's consent will not be unreasonably withheld with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, electrical, HVAC and life safety systems; (iii) will not affect the structural portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord's right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work or alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any reasonable additional documents and information requested by Landlord in connection with Tenant's request for consent hereunder.

          (b) Any consent given by Landlord under this Section 5.07 shall be deemed conditioned upon: (i) Tenant's acquiring all applicable permits required by governmental authorities; (ii) Tenant's furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditions manner.

          (c) Tenant shall provide Landlord with not less than fifteen (15) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics' materialmen's and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event any alterations or additions to the Leased Premises are performed by Landlord hereunder, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a fifteen percent (15%) administration fee in addition to the actual cost of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

          (d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless
(i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant's agreement to remove them, or (ii) Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements performed after the initial Tenant Improvements or Tenant's Extra Improvements must be removed, in which case Tenant shall, by the Term Expiration Date (or promptly thereafter), remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements normal wear and tear excepted. Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant's movable equipment or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises.

               (e)  All alterations and improvements permitted under this
Section 5.07 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with working drawings for any alterations, additions or improvements performed under this Section 5.07.

     5.08. COMPLIANCE WITH LAWS AND INSURANCE STANDARDS. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the recommendations of Landlord's engineers or consultants, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost, of the all risk property insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall, at Tenant's sole cost and expense, comply with all laws, ordinance, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises. If anything done by Tenant in its unique use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord's option, either perform the upgrade, alteration or improvement at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant.

     5.09. NO NUISANCE; NO OVERLOADING. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.

     5.10. FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS. In the event Tenant is not a publicly traded company, Tenant agrees that it shall promptly furnish Landlord, from time to time, within ten (10) business days of receipt of Landlord's written request therefor, with financial statements in form and substance reasonably satisfactory to Landlord reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease fairly represent the results of operations shown.

     5.11. ENTRY BY LANDLORD. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to show the Leased Premised to prospective tenants (however, not earlier than 180 days prior to the Term Expiration Date), purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use its best efforts to minimize interference with Tenant's business operations in the Leased Premises. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry.

     5.12.     NONDISTURBANCE AND ATTORNMENT.

               (a) This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage or other hypothecation or security instrument (collectively, "Security Device") now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof provided Landlord agrees to use its best efforts to obtain assurance (a "nondisturbance agreement") from the holder of or beneficiary under such encumbrance that Tenant's possession will not be disturbed so long as Tenant is not in default under this Lease and attorns to the record owner of the Leased Premises. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof and do not impose further obligations on Tenant. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occuring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner.

               (b) Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the holder of a Security Device so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant hereunder. If, within ten (10) business days after notice from Landlord, Tenant fails or refused to execute with Landlord the reasonable amendment(s) to this Lease accomplishing the change(s) or amendment(s) which are requested by such holder, Tenant shall be in default hereunder.

     5.13. ESTOPPEL CERTIFICATE. Within ten (10) business days following Landlord's request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance;
(c) the amount of any Security Deposit; and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). However, in no event shall any such estoppel certificate require an amendment of the provisions of this Lease or otherwise affect or abridge Tenant's rights hereunder. Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Tenant to execute and deliver any such estoppel certificate within the time requested shall, at Landlord's election, constitute a default hereunder and shall be conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) not more than one month's Rent has been paid in advance; and (3) Landlord is not in default under this Lease.

     5.14. SECURITY DEPOSIT. [Intentionally deleted]

     5.15. SURRENDER. Subject to the provisions of Section 5.07 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, taking by condemnation and repairs which are Landlord's responsibility excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

     5.16. TENANT'S REMEDIES. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event, be less than thirty (30) days (except in the case of an emergency when such reasonable time shall be five (5) days) after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30) day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty
(30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. Tenant shall look solely to Landlord's interest in the Project for recovery of any judgment from Landlord. Neither Landlord nor any of its trustees, directors, officers, agents, employees or representatives (or, if Landlord is a partnership, its partners, whether general or limited) shall ever be personally liable for any such judgment. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section 5.12 applies or may apply. Tenant shall not have the right to terminate this Lease or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord; provided, however, if Landlord fails to repair within the time frame required in this Section 5.16, Tenant may undertake such repairs and send Landlord a written demand for payment of Tenant's reasonable costs incurred in taking such action on Landlord's behalf (including a reasonably particularized statement). If within thirty (30) days after Landlord's receipt of Tenant's written demand Landlord has not paid the invoice or delivered to Tenant a detailed written objection to it, Tenant may deduct from Rent payable by Tenant under this Lease the amount set forth in the invoice. Tenant shall not be entitled to this deduction from Rent, however, if, within thirty (30) days after receipt of Tenant's invoice, Landlord in good faith delivers to Tenant a written objection to its payment, setting forth with reasonable particularity Landlord's reasons for its claim that Landlord did not have to take this action under the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). If Landlord and Tenant are unable to resolve this disagreement, Tenant's sole remedy shall be to institute legal proceedings (or binding arbitration, if agreed to by Landlord and Tenant) against Landlord to collect the amount set forth in Tenant's invoice.

     5.17. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations for the Project attached as EXHIBIT D and such reasonable amendments thereto as Landlord may adopt from time to time with prior notice to Tenant.

                                   ARTICLE 6.

                             ENVIRONMENTAL MATTERS

     6.01.     HAZARDOUS MATERIALS PROHIBITED.

               (a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.01(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors or invitees; provided, however, that Tenant may use, store and dispose of, in accordance with applicable Laws, limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant's operations in the Leased Premises. Tenant hereby indemnifies Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.01(b) below, or (iii) any claims or liability resulting from Tenant's use of Hazardous Materials. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact on marketing of space in the Project, and sums paid in settlement of claims, fines, penalties, attorneys' fees, consultants' fees and experts' fees) which arise during or after the Term as a result of any breach of the obligations stated in Sections 6.01(a) or 6.01(b) or otherwise resulting from Tenant's use of Hazardous Materials. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such

Hazardous Material; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

        (b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time ("Governmental Requirements"), relating to health and safety and environmental matters, arising, directly or indirectly, out of Tenant's use of Hazardous Materials (as defined in Section 6.01(c) below) in the Project. Health and safety and environmental matters in connection with Tenant's use of Hazardous Materials for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant's agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a release of Hazardous Materials caused by Tenant's activities, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant's planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant on the Project.

        (c) As used in this Lease, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California of the United States Government. The term "Hazardous Material" includes, without limitation, any substance, material or waste which is (i) defined as a "hazardous waste" or similar term under the laws of the jurisdiction where the Project is located;
(ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C.
Section 6903); (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

        (d) As used in this Article 6, the term "Laws" means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Materials affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.01(c) above. References to specific Laws shall also be references to any amendments thereto and to any applicable successor Laws.

        (e) To the best of Landlord's knowledge, except as disclosed in the environmental reports (the "Environmental Reports") provided to Tenant (i) there are no Hazardous Materials, PCB transformers or underground storage tanks on the Project, and (ii) the Project is in compliance with all Laws relating to any Hazardous Material. Landlord's knowledge is limited to the matters contained in the Environmental Reports. Tenant acknowledges its receipt and review of the Environmental Reports prior to entering into this Lease. Landlord represents and warrants that (i) during the period of its ownership of the Project prior to entering in to this Lease, it has not released any Hazardous Materials on the Project, and (ii) after entering into this Lease, Landlord will not release any Hazardous Materials on the Project. Landlord hereby agrees to indemnify Tenant from any breach by Landlord of its representations and warranties in this
Section 6.01(e) and Landlord shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Landlord on the Project. If Landlord is unable to remove the Hazardous Materials described in the preceding sentence within sixty (60) days, and if the existence of the Hazardous Materials materially affects Tenant's use of the Leased Premises because of a threat to the safety of Tenant employees, contractors or invitees, Tenant may, at its option, by notice in writing to Landlord, terminate this Lease.

     6.02. LIMITATIONS ON ASSIGNMENT AND SUBLETTING. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if (i) the proposed transferee's anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding standard office and janitorial supplies; in limited quantities as hereinabove provided); (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a Hazardous Material.

     6.03. RIGHT OF ENTRY. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant provided that Landlord shall not materially interfere with Tenant's business, in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Laws or contamination caused or permitted by Tenant is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such inspections.

     6.04. NOTICE TO LANDLORD. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened against Tenant regarding the Leased Premises or the Project pursuant to any Laws; (ii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any reports made by Tenant to or received by Tenant from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant's use thereof.

                                   ARTICLE 7.
             INSURANCE, INDEMNITY, CONDEMNATION, DAMAGE AND DEFAULT

     7.01. LANDLORD'S INSURANCE. Subject to Tenant's obligations under Section
3.04 to pay Tenant's Proportionate Share of Basic Operating Cost, Landlord shall secure and maintain policies of insurance for the Project (including the Leased Premises) covering loss of or damage to the Project, including the Tenant Improvements (as shown on the working plans provided to Landlord after completion of construction of the Tenant Improvements), but excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant's trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain rental income insurance not to exceed twelve (12) months.

Landlord may elect to self-insure for the coverages required under this Section
7.01. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant's operations, Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord.

     7.02.  TENANT'S LIABILITY INSURANCE.

            (a) Tenant (with respect to both the Leased Premises and the Common Areas) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord's representatives (which term, whenever used in this Article 7, shall be deemed to include Landlord's partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys' fees) based upon, involving or arising out of Tenant's operations, assumed liabilities or Tenant's use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Four Million Dollars ($4,000,000.00). The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease (including without limitation performance by Tenant under Section 7.04 to the extent insurable) and that Tenant's insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every two
(2) years, if, in the reasonable opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, then Tenant shall increase its liability insurance coverage as required by either any mortgagee of Landlord or Landlord's insurance broker.

            (b) Tenant shall, at Tenant's expense, comply with (i) all insurance company requirements pertaining to the use of the Leased Premises and
(ii) all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     7.03  TENANT'S ADDITIONAL INSURANCE REQUIREMENTS.

           (a) Tenant shall secure and maintain, at Tenant's expense, at all time during the Term, a policy of physical damage insurance on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and on any Tenant Extra Improvements and alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of Tenant Extra Improvements and alterations, additions or improvements to the Leased Premises. Landlord shall be named as loss payee to the extent of the value of any Tenant Extra Improvements. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant's property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. In the event Tenant makes any alterations, additions or improvements to the Leased Premises, prior to commencing any work in the Leased Premises, Tenant shall secure "builder's all risk" insurance which shall be maintained throughout the course of the constructions, such policy being an all risk builder's risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, and such other insurance as Landlord may require, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.03 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.05 is permitted by the insurer. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an "insurance binder" or other satisfactory evidence of renewal thereof.

        (b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of California with a rating of at least A-VII, or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of "Best's Insurance Reports." Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. Evidence of insurance provided to Landlord shall include an endorsement showing that Landlord, its representatives and the holders of any deeds of trust, mortgages or ground leases on the Project are included as additional insureds on general liability insurance, and as loss payees for property insurance, to the extent required hereunder, and an endorsement whereby the insurer agrees not to cancel, non-renew or materially alter the policy without at least thirty (30) days prior written notice to Landlord, its representatives and any mortgagee of Landlord except cancellation for non-payment by Tenant in which case only ten
(10) days notice is required.

        (c) In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) business days following Landlord's written request therefor, and thirty (30) days prior to the expiration date of any such coverage, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a fifteen percent (15%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

        (d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

     7.04. INDEMNITY AND EXONERATION.

          (a) To the extent not prohibited by law, Landlord and Landlord's representatives shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant's agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.06 and 7.07. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant's business or for any loss of income or profit therefrom. Nothing herein shall limit Landlord's obligations to repair and maintain the Project as set forth in Section 4.06.

          (b) Tenant shall indemnity, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) Tenant's use or occupancy of the Leased Premises, (ii) the activities of Tenant, its agents, employees, contractors or invitees in or about the Leased Premises or the Project (where not covered by Landlord's insurance), (iii) any failure to comply with any applicable law, provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the negligence or willful misconduct of Landlord.

          (c) Tenant shall indemnity, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project.

          (d) The provisions of this Section 7.04 shall survive the expiration or sooner termination of this Lease. BY SIGNING ITS INITIALS BELOW, TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.04 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.


/s/ [Initials illegible]
------------------------
TENANT'S INITIALS

          (e) To the extent not prohibited by law or not inconsistent with Sections 7.04(a) and (b), Tenant shall not be liable for any loss, injury or damage in or about the Project, nor shall Tenant be liable for any damage or inconvenience to Landlord or Landlord's business or for any loss of income or profit therefrom to the extent such loss, injury or damage arises from any negligence or willful misconduct of Landlord.

          (f) To the extent not prohibited by law or not inconsistent with Sections 7.04(a) and (b), Landlord shall indemnify, protect, defend and hold Tenant and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses (including without limitation reasonable attorneys' fees, consultant fees, testing and investigation fees, expert fees and court costs) by reason of (i) any damage or injury occurring on the Project to the extent that such damage or injury shall be caused by or arise from any negligence or willful misconduct by Landlord, or (ii) Landlord's failure to comply with any governmental laws, ordinances and regulations applicable to the Project; provided however, that the foregoing indemnity shall not be applicable to claims to the extent arising by reason of any negligence or willful misconduct of Tenant. Tenant shall look solely first to Landlord's insurance and second to Landlord's interest in the Project for recovery of any judgment against Landlord.

    7.05. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party's insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant's use and occupancy of any part thereof.

    7.06.   CONDEMNATION.

            (a) If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "date of taking"). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord and Tenant, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses or, loss of Tenant's trade fixtures. If this Lease continues in effect after the date of taking pursuant to the provisions of this Section 7.06(a), Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises (other than any Tenant Extra Improvements, except to the extent that there are proceeds adequate for such repair and for all other restoration purposes) to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Net Rent shall abate to the extent the Leased Premises are untenantable during the period of restoration, and Net Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building.

        (b) In the event of a temporary taking of all or a portion of the Leased Premises, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

    7.07. DAMAGE OR DESTRUCTION. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

          (a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord's opinion, be made tenantable with all damage repaired within six (6) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect; provided, however, that Landlord shall have no obligation to repair or restore any Tenant Extra Improvements except to the extent that Landlord realizes insurance proceeds, if any, sufficient for such purpose and for all other restoration and repair purposes.

          (b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord's opinion, both be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect; provided, however, that Landlord shall have no obligation to repair or restore any Tenant Extra Improvements except to the extent that Landlord realizes insurance proceeds, if any, sufficient for such purpose and for all other restoration and repair purposes.

          (c) Notwithstanding anything to the contrary contained in Sections 7.07(a) or 7.07(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises when any damage thereto or to the Project occurs during the last eighteen (18) months of the Term and Tenant has not effectively exercised any option granted to Tenant to extend the Term. Under such circumstances, Landlord shall promptly notify Tenant of its decision not to rebuild, whereupon the Lease shall terminate as of the date of such notice.

          (d) If neither Section 7.07(a) nor 7.07(b) above applies, Landlord shall so notify Tenant within sixty (60) days after the date of the damage or destruction and either Tenant or Landlord may terminate this Lease within thirty
(30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that Landlord shall have the right to elect to reconstruct the Project and the Leased Premises, in which event (i) Landlord shall notify Tenant of such election within said sixty (60) day period and Tenant shall thereupon have no right to terminate this Lease, and (ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law); provided further, however, that Landlord shall have no obligation to repair or restore any Tenant Extra Improvements except to the extent that Landlord realizes insurance proceeds, if any, sufficient for such purpose and for all other restoration and repair purposes.

          (e) During any period when Tenant's use of the Leased Premises is significantly impaired by damage or destruction, Net Rent shall abate in proportion to the degree to which Tenant's use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, contractors or invitees, except to the extent such casualty is covered by Landlord's rental income insurance.

          (f) The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, (ii) its alteration, additions and improvements, and (iii) subject to Sections 7.07(a), (b) and (d) above, its Tenant Extra Improvements; provided, however, that Landlord shall have the option of requiring Tenant to assign to Landlord (or any party designated by Landlord) some or all of the proceeds payable to Tenant under this Article 7, whereupon Landlord shall be responsible for the repair or restoration of such insured property.

        (g) Landlord's repair and restoration obligations under this Section
7.07 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.07(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

    7.08.   DEFAULT BY TENANT.

        (a) Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

            (1) Abandonment. Vacating the Leased Premises without the intention to reoccupy same, or abandonment of the Leased Premises for a continuous period of fourteen (14) days;

            (2) Nonpayment of Rent. Failure to pay an installment of Rent due and payable hereunder on the date when payment is due, such failure continuing for a period of three (3) business days after written notice of such failure; provided, however, that Landlord shall not be required to provide such notice more than two (2) times during the Term with respect to non-payment of Net Rent or Additional Rent, the third such non-payment constituting default without requirement of notice; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier's check, wire-transfer or direct deposit of immediately available funds;

            (3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsections 7.08(a)(1) and 7.08(a)(2), such failure continuing for a period of fifteen (15) business days after written notice of such failure (or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such fifteen (15)-day period and continuously and diligently pursues such remedy at all times until such default is cured);

            (4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;

            (5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be required by the bankruptcy court;

               (6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the Leased Premises, where possession is not restored to Tenant within ten (10) business days;

               (7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof;

               (8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;

               (9) Guarantor. If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of a guarantor; (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty; (iii) a guarantor's becoming insolvent or the subject of a bankruptcy filing; (iv) a guarantor's refusal to honor the guaranty; or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Tenant's failure, within sixty (60) days following written notice by or on behalf of Landlord to Tenant of any such event, to provide Landlord with written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the guarantor(s) that existed at the time of execution of this Lease; or

               (10) Partner. If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or any person or entity constituting Tenant is involved in any of the events or acts described in subsections 7.08(a)(4) through (8).

               (11) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant or any guarantor of Tenant's obligations under this Lease was materially false or misleading.

          (b)  Remedies Upon Default:

               (1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant's default or of such termination.

               (2) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's rights to possession under subsection 7.08(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

     (c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of subsection 7.08(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses(i) and (ii) shall be computed with interest at the lesser of thirteen percent (13%) per annum or the maximum rate then allowed by law. The "worth at the time of award" of the amount referred to in clause (iii) shall be computed by discounting such amount at the time of termination at the discount rate of the Federal Bank of San Francisco at the time of the award plus one percent (1%).

     (d) Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.08(c), unpaid Rent shall consist of the sum of:

          (1)  the total Base Rent for the balance of the Term, plus

          (2) a computation of Tenant's Proportionate Share of Basic Operating Cost for the balance of the Term, the assumed amount for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant's Proportionate Share of Basic Operating Cost for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five
(5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items (1982-84=100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

        (e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or before the date the same is due, Tenant shall pay to Landlord an amount equal to ten percent (10%) of the delinquency. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and account expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord's other rights and remedies.

        (f) Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due, shall bear interest from the day after it was due at the rate of thirteen percent (13%), in addition to the late charge provided for in Section 7.08(e).

        (g) Landlord's Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, then within five (5) business days after written notice to Tenant (and without notice in case of an emergency) Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant's behalf, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys' fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

        (h) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by Law.

        (i) Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted and Landlord takes possession of the Leased Premises by reason of a default.

    7.09. DEFAULT BY LANDLORD. If Landlord defaults under this Lease, Tenant shall give written notice to Landlord specifying such default with particularity, and Landlord shall have thirty (30) days after receipt of such notice within which to cure such default; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days after such notice are reasonably required for its performance or cure, then Landlord shall not be in breach of this Lease if performance or cure is commenced within said thirty
(30)-day period and thereafter diligently pursued to completion. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease, Landlord shall not have any personal liability under this Lease. In the event of any default by Landlord under this Lease, Tenant agrees to look solely to the equity or interest then owned by Landlord in the Project, and in no event shall any deficiency judgment or personal money judgment of any kind be sought or obtained against Landlord.

                                   ARTICLE 8.
                       OPTION TO RENEW, OPTION TO EXPAND

        8.01.  OPTION TO RENEW.

        (a) Landlord hereby grants to Tenant one (1) option (the "Option") to extend the term of this Lease for an additional period of five (5) years (the "Option Term"), all on the following terms and conditions:

               (1) The Option must be exercised, if at all, by written notice irrevocably exercising the Option ("Option Notice") delivered by Tenant to Landlord not later than six (6) months prior to the Term Expiration Date. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration date, (i) Tenant is in default under this Lease, or (ii) Tenant, or Tenant's affiliate or subsidiary, is in possession of less than fifty percent (50%) of the square footage of the Leased Premises. Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Base Rent shall be modified as set forth in subsection 8.01(a)(2) below.

               (2) The Base Rent payable for the Option Term shall be the greater of (i) the Base Rent payable on the Term Expiration Date, or (ii) the then-current rental rate per rentable square foot (as further defined below, "FMRR") being agreed to in new leases by the Landlord and other landlords of buildings in the Emeryville, California area which are comparable in quality, location and prestige to the Building ("Comparable Buildings") and tenants leasing space in the Building or Comparable Buildings. As used herein, "FMRR" shall mean the rental rate per rentable square foot for which Landlord and other landlords are entering into new leases within the time period of nine (9) to six
(6) months prior to the Term Expiration Date ("Market Determination Period"), with new tenants leasing from Landlord and/or other landlords office space in the Building and/or Comparable Buildings ("Comparable Transactions"). Landlord shall provide its determination of the FMRR to Tenant within twenty (2) days after Landlord receives the Option Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant shall fail to reach agreement on such FMRR within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with subparagraph 8.01(b) below.

        (b) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR for the Premises is the closer to the actual rental rate per rentable square foot for new leases within the Market Determination Period for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other

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
party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

            (1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted FMRR or such other amount determined by such arbitrator, and shall notify Landlord and Tenant of such determination.

            (2) The decision of the arbitrator shall be binding upon Landlord and Tenant.

            (3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

            (4) The cost of arbitration shall be paid by Landlord and Tenant equally.

            (5) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties to the extent allowed by law.

      8.02. OPTION TO EXPAND. Before entering into a lease with anyone else during the Term (including the Option Term), with respect to any previously leased space contiguous to the Leased Premises, Landlord shall notify Tenant in writing of the terms and conditions upon which Landlord is willing to lease such space; provided, however, the terms shall not be greater than the terms contained in this Lease. If Tenant wishes to exercise its option to lease such space, Tenant, shall, within ten (10) business days after receipt of said notice, deliver notice to Landlord of Tenant's intention to lease such space for a term not extending beyond the expiration date of this Lease. Tenant must elect to exercise its option, if at all, only with respect to all the space offered by Landlord to Tenant at a particular time, and Tenant may not elect to lease only a portion of that space. Landlord's notice may not be given more than six (6) months prior to the date as of which said space will become available. If Tenant fails to respond to said notice within said ten (10) business day period, Tenant's rights under this paragraph shall be deemed to have been waived, and Landlord shall be free to lease the space to anyone at "at market"; provided, however, such terms shall not be less than the terms offered to Tenant. Tenant's option to expand, is subordinate, however, to any expansion or renewal options previously granted in leases to other tenants. This option to expand shall be terminated during any period in which Tenant is in default under any provisions of this Lease until said default has been cured. The period of time within which this option to expand may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise such rights because of the foregoing provisions. Time is of the essence. If Tenant fails to exercise its option to expand in any instance when such right may arise, in writing, prior to the expiration of the applicable time period for the exercise of such right, Tenant's right in the instance in question shall thereafter be deemed null and void and of no further force or effect. This option to expand shall only be exercisable by the originally named Tenant or by any assignee (permitted under this Lease) of Tenant's entire interest under this Lease.


                                   ARTICLE 9.
                             MISCELLANEOUS MATTERS

      9.01. PARKING.

            (a) Provided Tenant is not in default of any term or provision of this Lease, Landlord agrees to provide Tenant for use by the employees, agents, customers and invitees of Tenant the number of parking spaces designated on the Basic Lease Information sheet on an unreserved and unassigned basis on those portions of the Project designated by Landlord for parking. Such parking spaces shall be free of charge until the Scheduled Term Expiration Date; however, Landlord may charge a per-car parking fee during the Option Term at the then-prevailing market rate for parking in the area. If parking spaces are available, Tenant may request additional parking spaces at the monthly rate of $55.00 per parking space during the 1999 Computation Year (such rate may be increased three percent (3%) annually); however, Tenant's total parking spaces shall not exceed 4 per 1,000 square feet of Rentable Area. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking area, however, entrance to the Building garage shall be through a card-key system implemented by Landlord. If a parking density problem occurs during the Term, Landlord shall address the problem, in its reasonable discretion, which solution may include initiating a parking permit system or a reserved parking system and any costs associated therewith (including, without limitation, costs of patrolling the Building garage and/or parking area outside of the Building for compliance with the parking system) shall constitute a Basic Operating Cost. All parking shall be subject to any and all rules and regulations adopted by Landlord in its discretion from time to time. Only automobiles no larger than full size passenger automobiles or pick-up trucks or standard business use vehicles (which do not require parking spaces larger than full size passenger automobiles) may be parked in the Project parking area. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, agents, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. A failure by Tenant or any of its employees, agents, customers or invitees to comply with the foregoing provisions shall afford Landlord the right, but not the obligation, without notice, in addition to any other rights and remedies available under this Lease, to remove and to tow away the vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord.

        (b) Landlord reserves the right to charge a per-car parking fee during the Term if such parking fees are mandated or otherwise imposed by applicable law. Rates to be charged by Landlord or its operator for such parking shall be the then-prevailing market rate for parking in such area as established by Landlord or its operator from time to time. If a parking fee is charged, Tenant's right to use of the Building garage and/or a parking area shall be subject to timely payment of the established parking fees. In no event shall Tenant be obligated to pay more than $55.00 for such parking fee.

    9.02. BROKERS. Landlord has been represented in this transaction by Landlord's Broker. Tenant has been represented in this transaction by Tenant's Broker. Upon full execution of this Lease by both parties, Landlord shall pay to Landlord's Broker a fee for brokerage services rendered by it in this transaction if provided for in a separate written agreement between Landlord and Landlord's Broker. Nothing contained in this Lease shall impose on Landlord any obligation to pay a commission or fee to any party other than Landlord's Broker and Tenant acknowledges that Landlord will not pay any commission or fee to Tenant's Broker.

    Tenant represents and warrants to Landlord that the brokers named in the Basic Lease Information sheet are the only agents, brokers, finders or other similar parties with whom Tenant has had any dealings in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys' fees incurred with respect thereto.

    9.03. NO WAIVER. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

     9.04. RECORDING. Neither this Lease nor a memorandum thereof shall not be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

     9.05. HOLDING OVER. If Tenant holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy 150% of the Net Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month-to-month, terminable upon thirty (30) days' notice from either party, at a monthly rental rate of 150% of the Net Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term, together with such other amounts as may become due hereunder.

     9.06. TRANSFER BY LANDLORD. The term "Landlord" as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant's interest in the master lease. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee's assumption of all Landlord's obligations hereunder accruing prior to such transfer and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as defined in this Section 9.06.

     9.07. ATTORNEYS' FEES. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys' fees, costs and expenses, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a part who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

     9.08. TERMINATION; MERGER. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

     9.09. AMENDMENTS; INTERPRETATION. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

     9.10. SEVERABILITY. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

     9.11. NOTICES. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party given in accordance with this Section 9.11. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

     Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given twenty-four (24) hours after delivery of the same to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Service of any default notice or notice of commencement of unlawful detainer proceedings shall be made to the party specified on the Basic Lease Information sheet.

     9.12. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this
Section 9.12 shall excuse or delay Tenant's obligation to pay Rent or other charges due under this Lease.

     9.13. GUARANTOR. If there are to be any guarantors of this Lease, the guarantee shall be on a form provided by Landlord and agreed to by Tenant, and each such guarantor shall have the same obligations as Tenant under this Lease, including, but not limited to, the obligation to provide the estoppel certificate and information called for by Section 5.13. It shall constitute a default of Tenant under this Lease if any such guarantor fails or refuses, upon reasonable request by Landlord, to give: (a) evidence of the due execution of the guarantee called for by this Lease, including the authority of the guarantor (and of the party signing on guarantor's behalf) to obligate such guarantor on said guarantee, and including, in the case of a corporate guarantor, a certified copy of a resolution of the board of directors of guarantor authorizing the making of such guarantee, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf; (b) current financial statements of guarantor as may, from time to time, be requested by Landlord unless guarantor is a publicly traded company; (c) an estoppel certificate; or (d) written confirmation that the guarantee is still in effect.

     9.14. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved by Landlord hereunder, Tenant's assigns or subtenants.

     9.15. FURTHER ASSURANCES. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

     9.16. INCORPORATION OF PRIOR AGREEMENTS. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

     9.17. APPLICABLE LAW. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.

     9.18. TIME OF THE ESSENCE. Time is of the essence of each and every covenant of this Lease.

     9.19. NO JOINT VENTURE. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

     9.20. AUTHORITY. If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant's behalf and that this Lease is binding upon Tenant's behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, trust or partnership. Tenant shall, within thirty (30) business days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

     9.21. DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS. There are no CC&Rs for the Project as of the date of this Lease. Tenant agrees to comply with and be bound by all terms, conditions and provisions of any future CC&Rs which affect the Project. Tenant further acknowledges and agrees that a default by Tenant under any future CC&Rs shall constitute a default hereunder. All obligations of Landlord hereunder shall be limited to the extent performance of same is prohibited, restricted or limited under any future CC&Rs. Landlord shall not enter into any CC&Rs which materially adversely affect Tenant without Tenant's prior written approval which shall not be unreasonably withheld.

     9.22 OFFER. Preparation of this Lease by Landlord's agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

     9.23. EXHIBITS; ADDENDA. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease. EXHIBIT A Floor Plan of the Leased Premises; EXHIBIT B Initial Improvement of the Leased Premises; EXHIBIT C Confirmation of Term of Lease; EXHIBIT D Building Rules and Regulations; and EXHIBIT E Estimated Budget.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.


                                     "LANDLORD":

                                     BEP-EMERYVILLE, L.P.,
                                     a Delaware limited partnership

                                     By:  EPI Investors 103 LLC.,
                                          a California limited liability company
                                          Its: General Partner


                                     By:  Ellis Partners, Inc.,
                                          a California corporation
                                          Its: Managing Member



                                    By:  /s/ James E. Ellis
                                        ---------------------------------------

                                    Typed Name:  James E. Ellis
                                                -------------------------------

                                    Title:  Vice President
                                           ------------------------------------

                                    "TENANT":
                                    REEL.COM, INC.
                                    a Delaware corporation



                                    By:  /s/ [signature illegible]
                                        ---------------------------------------

                                    Typed Name:  [name illegible]
                                                -------------------------------

                                    Title:  President
                                           ------------------------------------

                                   EXHIBIT A

                                   FLOOR PLAN
                                     OF THE
                                LEASED PREMISES

                                   EXHIBIT A






                                  [Floor Plan]

                                   EXHIBIT B

                   INITIAL IMPROVEMENT OF THE LEASED PREMISES

     1. Tenant Improvements. Landlord shall construct and install the Tenant Improvements in the Leased Premises, substantially in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared by Landlord's architects. Tenant shall have the right to have the construction of the Tenant Improvements competitively bid by a contractor selected by Tenant and, at Tenant's discretion, may require Landlord to use such contractor selected by Tenant. The costs of preparing Tenant's Plans and performing the Tenant Improvements shall be allocated between, and paid by, Landlord and Tenant as set forth in this EXHIBIT B.

     2. Tenant's Plans.

          As soon as reasonably possible Tenant and Landlord shall approve Tenant's Plans. Tenant's Plan's shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans, showing as many of the following as possible:

          (a) Location and type of all partitions;

          (b) Location and type of all doors, with hardware and keying schedule;

          (c) Ceiling plans, including light fixtures;

          (d) Location of telephone equipment room, with all special electrical and cooling requirements;

          (e) Location and type of all electrical outlets, switches, telephone outlets, and lights;

          (f) Location of all sprinklers;

          (g) Location and type of all equipment requiring special electrical requirements;

          (h) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

          (i) Requirements for special air conditioning or ventilation;

          (j) Type and color of floor covering;

          (k) Location, type and color of wall covering;

          (l)  Location, type and color of paint or finishes;

          (m)  Location and type of plumbing;

          (n)  Location and type of kitchen equipment;

          (o)  Indicate critical dimensions necessary for construction;

          (p) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord; and

          (q)  Location of all cabling.

     3. Tenant's Plans shall be subject to Landlord's written approval (which shall not be unreasonably withheld). If Landlord disapproves Tenant's Plans, or any portion thereof, Landlord shall promptly give notice to Tenant setting forth the reasons for disapproval. As promptly as reasonably possible thereafter, but not later than five (5) business days after Landlord's notice, Tenant shall submit to Landlord revised Tenant's Plans. Such revisions shall be subject to Landlord's written approval within five (5) business days (which approval shall not be unreasonably withheld). Landlord's review and approval of Tenant's Plans shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the compliance of the Tenant Improvements with any laws or as to the suitability of the Leased Premises or the Tenant Improvements for Tenant's needs.

     4. Construction. Landlord, at its sole cost and expense and with no deduction from Landlord's Contribution (as defined below), shall provide the "warm shell" of the Leased Premises as further shown on EXHIBIT B-1, which shall include the following: (i) windows, side walls and an entry door; (ii) the restroom core; (iii) HVAC on the roof, but not distributed; (iv) insulation; (v) line for plumbing, but not distributed; and (vi) main sprinkler lines, but not distributed. Landlord shall complete the Tenant Improvements in the Leased Premises substantially in accordance with Tenant's Plans and in a good and workmanlike manner. Landlord shall be entitled to charge Tenant a ten percent (10%) administration fee based on the total costs of the Tenant Improvements. Such administration fee shall be deducted from Landlord's Contribution. Tenant shall promptly pay when due the entire cost of all of the Tenant Improvements (including the cost of all utilities, permits, fees, taxes, and property and liability insurance in connection therewith) required by Tenant's Plans. Landlord shall have no liability to Tenant if the Leased Premises is not suitable for Tenant's occupancy or if Tenant has not obtained all the necessary permits to occupy the Leased Premises by the Term Commencement Date.

     5. Landlord's and Tenant's Contributions. (a) As Landlord's contribution for the costs of Tenant Improvements (Landlord is to pay for Landlord's Work, defined as either improvements constructed or paid for by Landlord), Landlord shall give Tenant an allowance in the maximum amount of $25.00 per square foot of Rentable Area, which equals $484,025.00 based upon 19,361 rentable square feet ("Landlord's Contribution"). Landlord's Contribution may be used only for direct hard and soft costs, including construction costs, architect fees, and consultant fees. Any costs of preparing Tenant's Plans and constructing the Tenant Improvements in excess of Landlord's Contribution shall be paid by Tenant and shall constitute Tenant's Extra Improvements.

     6. Changes. Except for minor and immaterial changes, if Tenant requests any change in Tenant's Plans, Tenant shall request such change in a written notice to Landlord. Each such request shall be accompanied by proper plans and specifications prepared by Tenant, at Tenant's expense, necessary to show and explain such change from the previously approved Tenant's Plans. All changes in Tenant's Plans (except for minor and immaterial changes) shall be subject to the prior written approval of Landlord which shall be given within five (5) business days (which shall not be unreasonably withheld).

    7. Other Work by Tenant. All work not within the scope of the normal construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense.

    8. Requirements for Work Performed by Tenant. All work performed at the Building or in the Project by Tenant or Tenant's contractor or subcontractors shall be subject to the following additional requirements:

        a.  Such work shall not proceed until Landlord has approved in writing:
    (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for work.

        b. All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

        c. Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service, on a nonexclusive basis, with Landlord. Landlord shall have the right to require any necessary movement of materials by the elevator to be done after regular working hours.

        d. Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with the Tenant Improvements and its other work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the cost of third party supervision of construction of the Tenant Improvements (which may be deducted by Landlord from Landlord's Contribution) upon demand and for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor or by reason of inadequate cleanup by Tenant or Tenant's contractor. Landlord will provide Tenant with copies of third party consultant invoices within five (5) business days of Tenant's request for such invoices.

        e. Tenant shall be responsible for the cost of separately metering electrical utilities to the Leased Premises (or such cost may be paid and deducted from Landlord's Contribution as part of Landlord's Improvements).

    9.  Tenant Delay. If the completion of the Tenant Improvements is delayed
(i) at the request of Tenant, (ii) by Tenant's failure to comply with the foregoing provisions (including failure to pay any sums payable by Tenant within the time periods specified herein), (iii) by changes in the Tenant's Plans ordered by Tenant or by extra work ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord, or (v) because of any other act or omission of Tenant (collectively, "Tenant Delay"), then Tenant shall be responsible for all costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and, if such delay actually delays the Term Commencement Date, then tenant shall pay Lessor the Base Rent for the entire period of such delay.

                                   EXHIBIT C

                         CONFIRMATION OF TERM OF LEASE

     This Confirmation of Term of Lease is made by and between BEP-EMERYVILLE, L.P., a Delaware limited partnership, as Landlord, and ______________________, a _____________________, as Tenant, who agree as follows:

     1. Landlord and Tenant entered into a Lease dated _____________, 19___ (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the "Leased Premises").

     2. Pursuant to Section 3.01 of the Lease, Landlord and Tenant agree to confirm the commencement date and expiration date of the Term of the Lease as follows:

          a.   ______________________, 19___, is the Term Commencement Date;

          b.   ______________________, 19___, is the Term Expiration Date;

          c.   ______________________, 19___, is the commencement date of Rent under the Lease.

     3.   Tenant hereby confirms that the Lease is in full force and effect and:

          a. It has accepted possession of the Leased Premises as provided in the Lease;

          b. The improvements and space required to be furnished by Landlord under the Lease have been furnished;

          c.   Landlord has fulfilled all its duties of an inducement nature;

          d. The Lease has not been modified, altered or amended, except as follows:______________________________________________________
               ___________; and

          e. There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

     4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

     DATED: ____________________, 19__

"LANDLORD":                                   "TENANT":

BEP-EMERYVILLE, L.P.,                         ------------------------------
a Delaware limited partnership                a
                                               -----------------------------
By: EPI Investors 103 LLC,                    By:
    a California limited liability company       ---------------------------
    Its: General Partner                      Name:
                                                   -------------------------
By: Ellis Partners, Inc.,                     Title:
    a California corporation                        ------------------------
    Its: Managing Member

By:
   ----------------------------
Typed Name:
           --------------------
Title:
      -------------------------

By:
   ----------------------------
Typed Name:
           --------------------
Title:
      -------------------------

                                   EXHIBIT D

                         BUILDING RULES AND REGULATIONS


     1. The sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by Tenant or used by it for any purpose other than ingress to and egress from the Leased Premises, and for going from one part of the Building to another part. Corridor doors, when not in use, shall be kept closed. Before leaving the Building, Tenant shall ensure that all doors to the Leased Premises are securely locked and all water faucets and electricity are shut off.

     2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixtures resulting from misuse by Tenant or any employee or invitee of Tenant shall be repaired at the expense of Tenant.

     3. Nails, screws and other attachments to the Building require prior written consent from Landlord, except for the routine hanging of pictures and diplomas or certifications. Tenant shall not mar or deface the Leased Premises in any way. Tenant shall not place anything on or near the glass of any window, door or wall which may appear unsightly from outside the Leased Premises.

     4. All contractors and technicians rendering any installation service to Tenant shall be subject to Landlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telephones, telegraph equipment, wiring of any kind, and electrical devices, as well as all installations affecting floors, walls, woodwork, windows, ceilings and any other physical portions of the Building.

     5. Movement in or out of the Building of furniture, office equipment, safes or other bulky material which requires the use of elevators, stairways, or the Building entrance and lobby shall be restricted to hours established by Landlord. All such movement shall be under Landlord's supervision, and the use of an elevator for such movements shall be restricted to the Building's freight elevator. Arrangements shall be made at least 24 hours in advance with Landlord regarding the time, method, and routing of such movements. Tenant shall pay for the services of the employees of the elevator service company employed when safes and other heavy articles are moved into or from the Building, and Tenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or property resulting from such moves. Landlord shall not be liable for any acts or damages resulting from any such activity.

     6. Landlord shall have the right to limit the weight and size of, and to designate the location of, all safes and other heavy property brought into the Building.

     7. Tenant shall cooperate with the Landlord in maintaining the Leased Premises. Tenant shall not employ any person for the purpose of cleaning the Leased Premises other than the Building's cleaning and maintenance personnel. Window cleaning shall be done only by Landlord's agents at such times and during such hours as Landlord shall elect. Janitorial services will not be furnished on nights when rooms are occupied after 7:00 P.M.

     8. Deliveries of water, soft drinks, newspapers or other such items to the Leased Premises shall be restricted to hours established by Landlord and made by use of the freight elevator if Landlord so directs.

     9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish or animals of any kind shall be brought into or kept in, on or about the Leased Premises, with the exception of guide dogs where necessary.

     10. No cooking shall be done in the Leased Premises except in connection with a convenience lunch room for the sole use of employees and guests (on a non-commercial basis) in a manner which complies with all of the provisions of the Lease and which does not produce fumes or odors.

     11. Food, soft drink or other vending machines shall not be placed within the Leased Premises without Landlord's prior written consent.

     12. Tenant shall not install or operate on the Leased Premises any electric heater, stove or similar equipment without Landlord's prior written consent. Tenant shall not use or keep on the Leased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment utilized at the Leased Premises. No explosives shall be brought onto the Project at any time.

     13. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises; Landlord shall make reasonable adjustments in thermostats upon request from Tenant.

     14. The Building air-conditioning system is designed for operation only with all outside Building windows closed; accordingly, Tenant shall not open or allow any outside window to be opened at any time.

     15. Tenant, its employees, agents and invitees shall each comply with all requirements necessary for the security of the Leased Premises, including, if implemented by Landlord, the use of service passes issued by Landlord for after-hours movement of office equipment/packages, and the signing of a security register in the Building lobby after hours. Landlord reserves the right to refuse entry to the Building after normal business hours to Tenant, its employees, agents or invitees, or any other person without satisfactory identification showing his or her right of access to the Building at such time. Landlord shall not be liable for any damages resulting from any error in regard to any such identification or from such admission to or exclusion from the Building. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damage by unauthorized persons in, on or about the Project, and Tenant assumes full responsibility for protecting the Leased Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry closed.

     16. Landlord will furnish Tenant with a reasonable number of initial keys for entrance doors into the Leased Premises, and may charge Tenant for additional keys thereafter. All such keys shall remain the property of Landlord. No additional locks are allowed on any door of the Leased Premises without Landlord's prior written consent and Tenant shall not make any duplicate keys. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the combination of all locks for safes and vault doors, if any, in the Leased Premises.

     17. Tenant shall not bring into (or permit to be brought into) the Building any bicycle or other type of vehicle.

     18. Landlord retains the right at any time, without liability to Tenant, to change the name and street address of the Building, except as otherwise expressly provided in the Lease with respect to signage.

     19. Canvassing, peddling, soliciting, and distribution of handbills in or at the Project are prohibited and Tenant will cooperate to prevent these activities.

     20. The Building hours of operation are 7:00 A.M. to 6:00 P.M., Monday through Friday, excluding holidays. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays, and between the hours of 6:00 P.M. of any day and 7:00 A.M. of the following day, and during such other hours as Landlord may deem advisable for the protection of the Building and the tenants thereof.

     21. The requirements of Tenant will be attended to only upon application to the Project manager. Employees will not perform any work or do anything outside of their regular duties unless under specific instruction from the Project manager.

     22. Tenant shall cooperate fully with the life safety program of the Building as established and administered by Landlord. This shall include participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire and life safety that may be established by Landlord.

     23.  No smoking shall be permitted in the Building.

     24. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these rules and regulations.

                                   EXHIBIT E

                                ESTIMATED BUDGET

                                   EXHIBIT E
                                   EmeryTech
                    1989 Estimated Operating Expense Budget
                    (Based on 147,000 Rentable Square Feet)



                                   psf-yr            Total
                                   ------            -----
Taxes                              $1.47          $216,090.00
Insurance                          $0.14          $ 20,580.00
Tenant Utilities                   $1.72          $252,840.00
Tenant Janitorial Service          $0.78          $111,850.00
Common Area Maintenance
  Repairs - Maintenance            $0.10          $ 14,700.00
  Landscape Maintenance            $0.14          $ 20,580.00
  Utilities                        $0.04          $  5,880.00
  Garage O & M                     $0.54          $ 79,380.00
  Trash Removal                    $0.10          $ 14,700.00
  Janitorial                       $0.09          $ 13,671.00
  Elevator Maintenance             $0.05          $  7,350.00
  Security                         $0.10          $ 14,700.00
  General                          $0.20          $ 29,400.00
  Management Fee (3%)              $0.72          $105,840.00

Total Yearly Costs                 $6.19          $910,371.00

Total Monthly Cost                 $0.52          $ 75,854.25


Lessor: BEP-EMERYVILLE, L.P.


By:   __________________________

Date: __________________________